Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-68488, 33-12453, 33-13577, 33-30884, 33-39265, 333-0567, 333-69445, 333-69441, 333-37276, 333-37278, 333-103435 and 333-103433) and Form S-3 (Nos. 333-111478, 333-112373, 333-69744, 333-82910 and 333-106912) of Kulicke and Soffa Industries, Inc. of our report dated November 19, 2003, except for Note 2, Note 4 and Note 13, which are as of May 6, 2004, relating to the financial statements and financial statement schedule, which appears in Item 5 of the Form 10-Q.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

May 10, 2004